Exhibit 10.2

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of June 4, 2013, is by and between Asia Entertainment & Resources Ltd. (the “Company”), a Cayman Islands exempted company, and each of the purchasers set forth on Exhibit A hereto (each, a “Standby Purchaser” and collectively, the “Standby Purchasers”).

WITNESSETH:

WHEREAS, the Company proposes pursuant to the Prospectus (as defined herein), to commence an offering (the “Rights Offering”) to holders of its ordinary shares (the “Ordinary Shares”) of record as of the close of business on June 3, 2013, or such other date that may be selected by the Company (the “Record Date”), of transferable rights (the “Rights”) to subscribe for and purchase Ordinary Shares (the “Shares”) at the applicable Subscription Price (as defined below);

WHEREAS, pursuant to the Rights Offering, the Company will grant to each of its Ordinary Shareholders as of the Record Date, at no charge, one Right for each two Ordinary Shares held by such Ordinary Shareholder as of the Record Date (the “Subscription Privilege”);

WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Standby Purchasers to agree, and each Standby Purchaser has agreed, it will purchase from us a number of Ordinary Shares having a value equal to the aggregate subscription price the Company would have received with respect to the Shares underlying all Rights not exercised by all holders in the Rights Offering pursuant to their respective Subscription Privilege to purchase Shares from the Company at the applicable Subscription Price, for an aggregate of $63.5 million, upon the terms and conditions set forth herein (the “Standby Offering”); and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Certain Other Definitions.  The following terms used herein shall have the meanings set forth below:

“Affiliate” shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser; provided that such Standby Purchaser or any of its affiliates exercises investment authority with respect to such affiliate, including, without limitation, voting and dispositive rights with respect to such affiliate.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of New York.

“Closing” shall mean the closing of the Standby Offering as described in Section 2 hereof, which shall occur no more than five (5) Business Days after completion of the Rights Offering.

“Closing Date” shall mean the date of the closing of the Standby Offering.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Company” shall have the meaning set forth in the preamble hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Indemnified Person” shall have the meaning set forth in Section 7(h)(i) hereof.

“Lock-Up Shares” shall have the meaning set forth in Section 9 hereof.

“Material Adverse Effect” shall mean the occurrence, either individually or in the aggregate, of any material adverse effect on the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

“Ordinary Shares” shall have the meaning set forth in the recitals hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Prospectus” shall mean the prospectus supplement dated June 4, 2013 and the accompanying prospectus, including any information relating to the offer and sale of the Rights and Shares, including the offer and sale of the Rights and Shares to the Standby Purchasers, that is filed with the Commission pursuant to Rule 424(b) and for use in connection with the offer and sale of such securities.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Registration Statement” shall mean the Company’s Registration Statement on Form F-3 (No. 333-185759), including a related prospectus or prospectuses, covering the registration of the securities under the Securities Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the effective time pursuant to Rule 430B(f) of the Securities Act. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Share” shall have the meaning set forth in the recitals hereof.

“Standby Offering” shall have the meaning set forth in the recitals hereof.

“Standby Offering Payment” shall mean set forth in Section 2(c) hereof.

“Standby Purchaser” shall mean a Standby Purchaser named on Exhibit A hereto.

“Subscription Price” shall mean $3.00 per Share; provided, however, with respect to purchases made pursuant to this Agreement by each of Lam Man Pou and Vong Hon Kun, shall mean $4.50 per Share.

“Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Subsidiary” or “Subsidiaries” shall mean any direct or indirect subsidiary of the Company.

Section 2. Restriction on Exercise of Rights held by the Standby Purchasers; Standby Purchase Commitment.

(a) Each Standby Purchaser hereby agrees that such Standby Purchaser shall not exercise any Rights held by such Standby Purchaser in connection the Rights Offering.

(b) Each Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each Standby Purchaser, at the Subscription Price, a number of shares equal to (i) the difference between (x) $63,500,000 and (y) the aggregate subscription price the Company received with respect to the Shares underlying all Rights exercised by all holders in the Rights Offering pursuant to their respective Subscription Privilege, multiplied by (ii) the percentage opposite such Standby Purchaser’s name on Exhibit A hereto, divided by (iii) the Subscription Price.

(c) Subject to Section 5(b), payment shall be made to the Company by each Standby Purchaser, on the Closing Date, against delivery of the Shares purchased by such Standby Purchaser, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders, wire transfers or the reduction of outstanding indebtedness held by the Standby Purchasers in an amount equal to the applicable Subscription Price multiplied by the number of Shares purchased by such Standby Purchaser pursuant to the Standby Offering (the “Standby Offering Payment”). In the event that a Standby Purchaser elects to cancel indebtedness for the benefit of another Standby Purchaser, the Company shall issue the Shares to the Standby Purchaser for whose benefit the indebtedness was canceled.

Section 3. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Standby Purchaser as follows:

(a) The Company is a corporation duly organized and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted.

(b) The Company has the requisite power and authority to enter into this Agreement and to perform and consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Prior to commencement of the Rights Offering, the Registration Statement shall have been declared effective by the Commission and the Prospectus shall have been filed with the Commission and no stop order will have been issued with respect thereto and no proceedings therefore will have been initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information will have been complied with. On the date of the Prospectus and each Closing Date, the Prospectus and the Registration Statement will comply in all material respects with the requirements of the Securities Act and the Exchange Act and (i) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) will not include an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchasers expressly for use in the Registration Statement or in the Prospectus pursuant to Section 6(c) below.

(d) All of the Shares issued in the Rights Offering and the Standby Offering will have been duly authorized for issuance prior to the applicable Closing, and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Shares issued in the Rights Offering and the Standby Offering will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s organizational documents or any material agreement or instrument to which the Company is a party or by which it is bound.

(e) Neither the Company nor any Subsidiary is in violation of its organizational documents or in default under any material agreement, indenture or instrument to which the Company or any Subsidiary is a party, the effect of which violation or default would reasonably be expected to have a Material Adverse Effect, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms of any material agreement, indenture or instrument to which the Company or any Subsidiary is a party which lien, charge or encumbrance would reasonably be expected to have a Material Adverse Effect, or result in a violation of the organizational documents of the Company or any Subsidiary or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any Subsidiary or any of their property; and, except as required by the Securities Act, the Exchange Act, and applicable state securities law, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

(f) The Company and the Subsidiaries have taken all actions necessary to ensure that the transactions contemplated by this Agreement, individually or in the aggregate, shall not cause the breach or the violation of, or the acceleration of any right under, or result in any additional rights, or the triggering of any rights of first refusal, preferential purchase or similar rights with respect to any securities of the Company or any Subsidiary, anti-dilution adjustment under any contract or agreement to which the Company or any Subsidiary is a party, including, without limitation, any employment agreement or employee benefit plan of the Company or any Subsidiary. Such actions may include, without limitation, having any such contracts or agreements or rights granted under any such contract or agreement waived in writing or amended prior to the applicable Closing.

(g) The Company’s Board of Directors have approved this Agreement and the transactions contemplated by this Agreement to the extent required by the laws of the Cayman Islands and the Nasdaq Global Market, and such laws, regulations and policies do not require that the Company’s stockholders approve the Agreement and the transactions contemplated by the Agreement.

Section 4. Representations and Warranties of each Standby Purchaser.  Each Standby Purchaser represents and warrants to, and agrees with, the Company as follows:

(a) Such Standby Purchaser has the relevant entity power and authority to perform its obligations under this Agreement.

(b) Such Standby Purchaser is acquiring the Shares for its own account, with the intention of holding the Shares for investment and with no present intention of participating, directly or indirectly, in a distribution of the Shares.

(c) Such Standby Purchaser is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is undertaking to purchase; it is fully aware of the problems and risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment. Such Standby Purchaser acknowledges that, prior to executing this Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(d) This Agreement has been duly and validly executed and delivered by such Standby Purchaser and constitutes a binding obligation of such Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e) Such Standby Purchaser understands that the Commission may express the position that the Shares purchased by such Standby Purchaser are deemed “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold except pursuant to Rule 144 or pursuant to a registration statement under the Act. Further, the following legends (or similar language) shall be placed on such certificate(s) representing the Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Section 5. Deliveries at Closing.  At the Closing, the Company shall deliver to each Standby Purchaser a certificate or certificates representing the Shares issued to such Standby Purchaser pursuant to the Standby Offering. Each Standby Purchaser shall deliver to the Company the Standby Offering Payment.

Section 6. Covenants.

(a) Covenants.  The Company agrees and covenants with each Standby Purchaser, between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 8 hereof, as follows:

(i) To use commercially reasonable efforts to effectuate the Rights Offering;

(ii) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise each Standby Purchaser, with a confirmation in writing, of (A) the time when the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Ordinary Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Registration Statement, the Prospectus or any document incorporated therein by reference and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(iii) To operate the Company’s business in the ordinary course of business consistent with past practice;

(iv) To notify each Standby Purchaser, on a daily basis or at such time as such Standby Purchaser may request, of the aggregate number of subscriptions received pursuant to the Subscription Privilege in the Rights Offering; and

(v) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except (i) for Ordinary Shares issuable upon exercise of the Company’s presently outstanding stock options or other issued and outstanding convertible securities as of the date hereof and (ii) in the ordinary course of business in accordance with past practices.

(b) Certain Acquisitions.  Between the date hereof and the Closing Date, each Standby Purchaser and his Affiliates shall not acquire any Ordinary Shares unless authorized to do so by the Company other than in accordance with the Prospectus and the terms and conditions hereof.

(c) Information.  Each Standby Purchaser agrees to furnish to the Company all information with respect to such Standby Purchaser that the Company may reasonably request and any such information furnished to the Company expressly for inclusion in the Prospectus by such Standby Purchaser is accurate and complete in all material respects as of the date of the Prospectus and as of each Closing Date.

(d) Public Statements.  Except for the Prospectus and any press releases related to the Rights Offering, neither the Company nor any Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) with respect to the filing by any Standby Purchaser of any Form 3, 4, or 5 pursuant to Section 16 of the Exchange Act or any Schedule 13D or

Schedule 13G pursuant to Sections 13(d) or 13(g), respectively, of the Exchange Act, to which a copy of this Agreement may be attached as an exhibit thereto.

(e) Regulatory Filing.  If the Company or a Standby Purchaser determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and each Standby Purchaser shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.

(f) Expenses.  On the earlier of the Closing Date and the termination of this Agreement, other than a termination under circumstances that are directly and solely attributable to a material breach of this Agreement by the Standby Purchasers, the Company shall reimburse each Standby Purchaser for all out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby, including due diligence efforts, the negotiation and preparation of documents relating to the transaction, the preparation and filing of regulatory applications and notices, and the undertaking of the transactions contemplated hereby, including, but not limited to, the fees and expenses of the Standby Purchasers’ accounting, financial and investment banking advisors, legal counsel and credit review. Such reimbursement shall not exceed the sum of $20,000.

(g) Nasdaq Listing Application.  The Company will timely file an “Additional Listing Application” with the Nasdaq Global Market in connection with the Shares issued in the Rights Offering and the Standby Offering. The Company will use its commercially reasonable efforts to obtain, effect and maintain the listing of such securities on the Nasdaq Global Market and will file with the Nasdaq Global Market all documents and notices required by the Nasdaq Global Market of companies that have securities that are listed on the Nasdaq Global Market.

(h) Indemnification.

(i) Whether or not the transactions contemplated hereby are consummated, the Company agrees to indemnify and hold harmless the Standby Purchasers and each of their respective stockholders, members and general and limited partners and the respective officers, directors, employees, affiliates, advisors, agents, attorneys, accountants and consultants of each such entity and to hold each Standby Purchaser and such other persons and entities (each, an “Indemnified Person”) harmless from and against any and all losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to this Agreement or the matters referred to herein, including the Rights Offering, the Standby Offering or the use of proceeds therefrom or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each such Indemnified Person within five (5) Business Days of demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

(ii) If the indemnification of an Indemnified Person provided for in Section 6(h)(i) is for any reason held unenforceable or is otherwise unavailable, the Company shall contribute to the losses, claims, damages, expenses and liabilities for which such indemnification is held unenforceable (1) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Standby Purchasers, on the other hand, of any contemplated transaction (whether or not such transaction is consummated); or (2) if (but only if) the allocation provided for in clause (1) is for any reason held unenforceable, in such proportion is appropriate to reflect not only the relative benefits referred to in clause (1) but also the relative fault of the Company, on the one hand, and the Standby Purchasers, on the other hand, as well as any other relevant equitable considerations. For the purposes of this paragraph the relative benefits to the Company and the Standby Purchasers of any transaction expressly described in the Agreement (whether or not such transaction is consummated) shall be deemed to be in the same proportion that the benefit received by, or contemplated to be received by, the Company in connection with transactions contemplated by this Agreement, bears to the total benefit received by the Standby

Purchasers under the Agreement; and the relative fault of the Company and of the Standby Purchasers (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by the Standby Purchasers and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by the Standby Purchasers and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission. Without limiting the generality of the foregoing, if the Standby Purchasers or any other Indemnified Person is requested or required to be deposed, appear as a witness or is otherwise involved in any action relating to this Agreement, the Rights Offering or the Standby Offering brought by or on behalf of or against the Company in which such party is not named as a defendant, the Company shall reimburse the Standby Purchasers or the Indemnified Person (as applicable) for all reasonable expenses incurred in connection with such action, including, without limitation, the reasonable fees and disbursements of its legal counsel in connection with appearing and preparing to appear as a deponent or witness.

(iii) The foregoing provisions are in addition to any rights that any Indemnified Person may have at common law or otherwise and shall be binding on and inure to the benefit of any successors, permitted assigns, and personal representatives of the Company and each Indemnified Person. The provisions of this Section 6(h) shall continue to apply and shall remain in full force and effect regardless of any modification or termination of this Agreement or the completion of the transactions contemplated hereunder.

(i) Use of Proceeds.  The Company shall solely use the proceeds of the Rights Offering and the Standby Offering in accordance with the description set forth in the Prospectus.

Section 7. Conditions to Closing.

(a) The obligations of the Standby Purchasers to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on each Closing Date, of the following conditions:

(i) The representations and warranties of the Company in Section 3 shall be true and correct as of the date hereof and at and as of each Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date) and the Company shall have performed all of its obligations hereunder;

(ii) Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, there shall not have been any Material Adverse Effect, nor shall there have occurred any breach of any covenant of the Company set forth in Section 6 hereof;

(iii) As of each Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission or Nasdaq Global Market or trading in securities generally on the Nasdaq Global Market shall not have been suspended or limited or minimum prices shall not have been established on the Nasdaq Global Market; and

(iv) The Company and the Standby Purchasers shall have obtained any required federal, state and regulatory approvals for the Rights Offering and Standby Offering on conditions reasonably satisfactory to the Standby Purchasers;

(b) The obligations of the Company and the Standby Purchasers to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on each Closing Date, of the following conditions:

(i) No judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering, the Standby Offering or the material transactions contemplated by this Agreement;

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with; and

(iii) The Shares issued in the Rights Offering and the Standby Offering shall have been authorized for listing on the Nasdaq Global Market prior to the issuance of such Shares.

Section 8. Termination.

(a) This Agreement may be terminated by the Standby Purchasers (i) at any time prior to each Closing Date by written notice to the Company if any condition to the obligations of the Standby Purchasers set forth in Section 7 hereof is not satisfied, or because of any refusal, inability or failure of the parties hereto (other than the Standby Purchasers) to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Standby Purchasers, (ii) the Rights Offering shall have been cancelled, terminated or withdrawn on or prior to either Closing Date or (iii) if the Rights Offering will not be consummated on or before June 30, 2013, unless the failure of such Closing to occur by such date shall be due to a default by the Standby Purchasers.

(b) This Agreement may be terminated by the Company on one hand or by the Standby Purchasers on the other hand, by written notice to the other party hereto:

(i) at any time prior to each Closing Date, if there is a material breach of this Agreement by the other party that is not cured within ten (10) days after the non-breaching party has delivered written notice to the breaching party of such breach; and

(ii) consummation of the Standby Offering is prohibited by law, rule or regulation.

(c) This Agreement may be terminated by the Company in the event that the Company determines that it is not in the best interests of the Company and its shareholders to go forward with the Rights Offering.

(d) Subject to the limitations set forth in Section 6(f), the Company and the Standby Purchasers hereby agree that should the Agreement be terminated pursuant to this Section 8 prior to the Closing Date, the Company will reimburse the Standby Purchasers on demand for all reasonable and documented out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with this Agreement or the Standby Offer, but the Company shall then be under no further liability to the Standby Purchasers with respect to this Agreement except as provided in Section 6(h) hereof.

Section 9. Lock-Up.  Each of Lam Man Pou and Vong Hon Kun hereby agrees for the benefit of the Company, that, without the prior written consent of the Company, such individual will not, during the period ending two years after the date of the Prospectus, directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any Ordinary Shares purchased pursuant to the terms of this Agreement (the “Lock-Up Shares”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. The foregoing shall not apply to Lock-Up Shares to be transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof).

Section 10. Survival.  The representations and warranties of the Company and the Standby Purchasers contained in this Agreement together with Sections 6(f), 6(h) and 8(d) shall survive any failure of the Company to commence, or the withdrawal, termination or consummation of any of the Rights Offering or the Standby Offering and any termination of this Agreement.

Section 11. Notices.  All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:
Asia Entertainment & Resources Ltd.
Unit 605, East Town Building
16 Fenwick Street
Wanchai, Hong Kong
Phone: 852-2111-9220
Facsimile: 852-2110-9420
Attention: Raymond Li, Chief Financial Officer

with a copy to:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Facsimile: (212) 407-4000
Attention: Mitchell S. Nussbaum

If to a Standby Purchaser:
To the address set forth on Exhibit A hereto.

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 11.

Section 12. Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 13. Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This Agreement shall be subject to the exclusive jurisdiction of the State and Federal courts sitting in New York County, New York.

Section 14. Severability.  If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the parties.

Section 15. Modification of the Rights Offering.  The Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the manner (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchasers.

Section 16. Miscellaneous.

(a) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Standby Purchasers in this Agreement.

(b) Other than with respect to Indemnified Persons as set forth in Section 6(h) herein, no Person other than the Company and the Standby Purchasers shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(c) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[EXECUTION PAGE APPEARS NEXT]

[EXECUTION PAGE TO STANDBY PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY

ASIA ENTERTAINMENT & RESOURCES LTD.

By:	/s/ Leong Siak Hung Name: Leong Siak Hung Title: Chief Executive Officer

STANDBY PURCHASERS

/s/ Lam Man Pou

Lam Man Pou

/s/ Lam Chou In

Lam Chou In

/s/ Vong Hon Kun

Vong Hon Kun

/s/ Zheng An Ting

Zheng An Ting

/s/ So Kam Tai

So Kam Tai

/s/ Au Chun Yin

Au Chun Yin

/s/ Chan Fok Hoi

Chan Fok Hoi

/s/ Chan Kai Ian

Chan Kai Ian

/s/ Sin Kam Chan

Sin Kam Chan

/s/ Leong Wai Meng

Leong Wai Meng

/s/ Cheung Mee Mo

Cheung Mee Mo

Exhibit A

Name and Address of Standby Purchaser	Percentage
Lam Man Pou	16%
Lam Chou In	18%
Vong Hon Kun	18%
Zheng An Ting	8%
So Kam Tai	7.5%
Au Chun Yin	7.5%
Chan Fok Hoi	7.5%
Chan Kai Ian	3%
Sin Kam Chan	7.5%
Leong Wai Meng	3.5%
Cheung Mee Mo	3.5%